Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 454-8898
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS FIRST QUARTER 2010 RESULTS

SUNNYVALE, Calif. (April 26, 2010) — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2010.

Revenues for the first quarter were $90.5 million, compared to $93.3 million last quarter and $68.5 million for the first quarter of 2009. The Company reported a first quarter GAAP net loss of $4.0 million, or $0.08 per share, which compares with a GAAP net loss of $2.9 million, or $0.06 per share, for the previous quarter and a GAAP net loss of $21.1 million, or $0.41 per share, for the first quarter of the prior year.

Non-GAAP net loss for the first quarter was $1.4 million, or $0.03 per share, which excludes $109 thousand of amortization of acquired intangible assets, $1.1 million of expense associated with the settlement of litigation, $2.2 million of stock-based compensation expenses, but includes an adjustment of $900 thousand for the tax provision to a non-GAAP rate. This compares with non-GAAP net income of $0.5 million, or $0.01 per diluted share, for the previous quarter, and a non-GAAP net loss of $17.6 million, or $0.34 per share for the same period last year.

“Revenues for the first quarter were negatively impacted by an unexpected decline in DTV,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “The decline was the result of substantially reduced orders from two customers at the end of the quarter due to customer-specific issues, and a greater than anticipated decline in ASPs. We believe that recent design wins and upcoming introductions of our higher value products, such as our leading-edge Frame-Rate-Conversion solution, will mitigate ASP erosion and improve our position in the growing DTV market.”

“We believe our remaining core markets are robust. In digital cameras, revenues grew 16 percent sequentially and 137 percent over the same period last year as we continued to gain share with strength across all segments and geographies. Our DVD business is also gaining momentum and we are seeing major design activity around Blu Ray, portables, automotive, HDMI and other sub-segments. And, we are seeing a recovery in Printer Imaging, with orders from OEMs beginning to increase.“

Recent Highlights

•

Revenues by product line for the first quarter of 2010 were 44 percent Digital Camera, 27 percent DTV (includes set-top-box), 16 percent Printer Imaging, 11 percent DVD and 2 percent mobile phone processors

•	Over 160 new Products Powered by Zoran shipped to market during Q1

•	Zoran launched Inferno, Linux-based firmware platform for printers, MFPs and scanners

•	Zoran announced integrated VUDU Apps Reference Design for rapid deployment of Internet Connected HDTVs

•	Toshiba is now shipping its first DLNA connected TV based on Zoran’s SupraHD 787 and SupraFRC solutions

•	Funai’s Philips brand is shipping 120 HZ televisions running on Zoran’s SupraHD 787 and SupraFRC solutions

•	Zoran and DVN Holdings Limited demonstrated High Definition China Cable Set-Top Boxes for operators at CCBN 2010 in Beijing

•	Zoran powered a new family of High Definition China Cable Set-Top Boxes From COSHIP demonstrated At CCBN 2010

•	Zoran demonstrated latest Set-Top Box Platforms for global manufacturers at Convergence India 2010 in New Delhi

•	Sharp MFPs with Zoran’s IPS Print Language software win 2009 Industry Line of the Year Award from Buyers Lab

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting second quarter 2010 revenues to range between $90 million and $94 million, with gross margins ranging between 51 and 52 percent. Excluding acquisition-related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $50 million to $51 million. Acquisition-related amortization costs are expected to be approximately $109 thousand and stock-based compensation expense is expected to range between $1.9 million and $2.3 million. The Company expects to record a second quarter GAAP loss in the range of $0.10 to $0.13 per share on approximately 52 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock-based compensation expenses, the Company expects to record a second quarter loss of $0.05 to $0.09 per share.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) and EPS that excludes charges such as impairment of intangible assets, acquisition-related in-process research and development expenses, amortization of acquired intangible assets, stock-based compensation expense, restructuring expense, non-recurring litigation settlements and associated income tax adjustments. Non-GAAP results are reconciled to GAAP results on the attached Schedule.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss its first quarter results. To listen to the call, please call 617-896-9871 approximately five minutes prior to the start time. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on April 26, 2010, until 4:30 p.m. PT on May 3, 2010. The access number for the replay is 617-801-6888, confirmation number 44474311. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the Company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions in the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration is designed to deliver major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top-box, DVD, digital camera, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, England, France, India, Israel, Japan, Korea, Sweden and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: potential declines in the Company’s sales as a result of the continuing global economic slowdown that could continue to reduce demand for consumer electronic and other products; continued tightening in global credit markets, which could result in insolvency of key suppliers, customers, or retailers and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; the Company’s dependence on sales to a limited number of large customers; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in the Company’s markets and in the markets in which its customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the SEC.

Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

###

ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Hardware product revenues	$79,050	$55,961
Software and other revenues	11,401	12,526

Total revenues	90,451	68,487
Costs and expenses:
Cost of hardware product revenues	43,720	35,998
Research and development	26,114	29,005
Selling, general and administrative	23,011	24,295
Amortization of intangibles	109	109
Settlement of litigation	1,115	—
Restructuring expense	—	859

Total costs and expenses	94,069	90,266
Operating loss	(3,618)	(21,779)
Interest and other income, net	2,349	3,452

Loss before income taxes	(1,269)	(18,327)
Provision for income taxes	2,700	2,740

Net loss	$(3,969)	$(21,067)

Net loss per share	$(0.08)	$(0.41)

Shares used to compute net loss per share	51,174	51,176

-more-

ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010		2009
GAAP net loss	$(3,969)		$(21,067)
Adjusting items to GAAP net loss:
Operating expenses related to stock based compensation expense	2,196	(a)	2,922	(a)
Amortization of intangibles	109	(b)	109	(b)
Settlement of litigation	1,115	(c)	—	(c)
Restructuring expense	—		859	(d)
Provision for income taxes	(900	)(e)	(460	)(e)

Non-GAAP net loss	$(1,449	)(f)	$(17,637	)(f)

Non-GAAP basic net loss per share	$(0.03	)(f)	$(0.34	)(f)

Shares used to compute non-GAAP net loss per share	51,174		51,176

(a)	This adjustment reflects the stock-based compensation expense recorded under ASC Topic 718-10. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)
(b)	This adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating its core operating performance. (see (f) below)
(c)	This adjustment represents a non-recurring expense associated with the settlement of an ongoing litigation. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)
(d)	This adjustment reflects the restructuring expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (f) below)
(e)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its core operating performance. (see (f) below)
(f)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net loss, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net loss is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

-more-

ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and short-term investments	$400,009	$398,686
Accounts receivable, net	27,035	21,997
Inventory	29,516	27,162
Prepaid expenses and other current assets	21,238	20,519

Total current assets	477,798	468,364
Property and equipment, net	11,629	12,456
Other assets	63,389	66,804
Intangible assets, net	4,723	4,832

Total assets	$557,539	$552,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,113	$29,090
Accrued expenses and other liabilities	32,870	30,701

Total current liabilities	65,983	59,791
Long term liabilities	32,777	32,397
Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	869,627	867,139
Accumulated other comprehensive income	2,626	2,634
Accumulated deficit	(413,525)	(409,556)

Total stockholders’ equity	458,779	460,268
Total liabilities and stockholders’ equity	$557,539	$552,456

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com; or Bonnie McBride (Investors), 415-454-8898, or bonnie@avalonir.com Web site: http://www.zoran.com (ZRAN)